UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2020

Change Healthcare Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38961	82-2152098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000

Nashville, Tennessee 37214

(Address of Principal Executive Offices) (Zip Code)

(615) 932-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CHNG	The Nasdaq Stock Market LLC
6.00% Tangible Equity Units	CHNGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 1, 2020, Change Healthcare Inc. (the “Company”) completed the sale of its Connected Analytics business (“Connected Analytics”) to Kaufman, Hall & Associates, LLC and certain affiliates thereof (the “Buyer”) for total consideration of $55.0 million (subject to a customary working capital adjustment), including a $25.0 million seller note issued by a subsidiary of the Company in favor of the Buyer. For the nine-month period ended December 31, 2019, Connected Analytics generated revenue of $48.6 million and contributed less than 2.5% to the Company’s adjusted EBITDA for such period.

In addition, on May 1, 2020, the Company completed the acquisition of eRx Network Holdings, Inc. (“eRx”) at a purchase price of $212.9 million plus cash on the balance sheet. In connection with the March 2017 transactions that established the joint venture (the “Joint Venture”) between McKesson Corporation (“McKesson”) and the Company comprising the majority of McKesson’s technology solutions segment and substantially all of Change Healthcare Performance, Inc.’s legacy business (“Legacy CHC”), the equity interests for entities comprising the eRx business were distributed to the stockholders of Legacy CHC, including affiliates of The Blackstone Group L.P., affiliates of Hellman & Friedman LLC, Neil de Crescenzo, the Company’s President, Chief Executive Officer and a director, Kriten Joshi, the Company’s Executive Vice President, and President, Network Solutions, and Howard Lance and Philip Pead, each a member of the Company’s board of directors (the “Legacy CHC Stockholders”), and the Legacy CHC Stockholders entered into an agreement providing an option to a subsidiary of the Company to acquire eRx (the “Option Agreement”) exercisable when McKesson owned less than 5% of the outstanding units of the Joint Venture. As a result of the completion of the previously announced disposition by McKesson of its ownership interest in Change Healthcare to its stockholders in an exchange offer transaction, the option became exercisable. The determination to exercise the option and related matters were approved in accordance with the Company’s policy regarding transactions with related persons. The purchase price was calculated in accordance with the formula set forth in the Option Agreement of (i) $1.00 plus (ii) (a) the adjusted EBITDA of eRx (including synergies related to the Company’s acquisition thereof) for the twelve-month period ended February 29, 2020 less $14.269 million multiplied by (b) twelve, subject to certain purchase adjustments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE INC.

By:	/s/ Fredrik Eliasson
	Name:	Fredrik Eliasson
	Title:	Executive Vice President and Chief Financial Officer

Date: May 4, 2020